                                                                    EXHIBIT 5(a)

                               ADVISORY AGREEMENT


                                    Between


                        INSTITUTIONAL SECURITIZED ASSETS


                                      and


                              GOLDMAN, SACHS & CO.
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                                    CONTENTS


Paragraph                                               Page
-----------                                             ----

  1.  Appointment of Adviser..........................   1

  2.  Delivery of Documents...........................   2

  3.  Duties of Adviser...............................   3

  4.  Expenses........................................   7

  5.  Compensation....................................   8

  6.  Books and Records...............................   8

  7.  Indemnification.................................   9

  8.  Duration and Termination........................  12

  9.  Status of Adviser as Independent Contractor.....  13

  10. Amendment of Agreement..........................  13

  11. Unitholder Liability............................  13

  12. Miscellaneous...................................  13


                                      (i)

                               ADVISORY AGREEMENT

     AGREEMENT made this 28th day of March, 1988 between INSTITUTIONAL SECURITIZED ASSETS, a Massachusetts business trust (the "Fund"), and GOLDMAN, SACHS & CO., a New York limited partnership (the "Adviser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund is authorized to issue units of beneficial interest ("Units") in separate series with each such series representing the interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Fund presently offers units of beneficial interest in the Securitized Assets Portfolio Series [such Portfolio (the "Current Portfolio") together with all other portfolios subsequently established by the Fund being herein collectively referred to as the "Portfolios"]; and

     WHEREAS, the Fund desires to retain the Adviser to render investment advisory and administrative services to the Fund and each of its Portfolios as indicated below and the Adviser is willing to so render such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1.   Appointment of Adviser.  The Fund hereby appoints the Adviser to act
          ----------------------
as investment adviser and to provide administrative services to the Fund and each of its Portfolios for the periods and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. Notwithstanding the foregoing, the Fund agrees that during the term of this Agreement it will not establish any Portfolios other than the Current Portfolio without the consent of the Adviser.

     2.   Delivery of Documents.  The Fund has delivered (or will deliver as
          ---------------------
soon as is possible) to the Adviser copies of each of the following documents:

     (a) Agreement and Declaration of Trust of the Fund dated as of September 24, 1987 together with Amendment Nos. 1 and 2 thereto (such Agreement and Declaration of Trust, as presently in effect and as amended from time to time, is herein called the "Trust Agreement"), copies of which are also on file with the Secretary of The Commonwealth of Massachusetts;

     (b) By-Laws of the Fund (such By-Laws, as presently in effect and as amended from time to time, are herein called the "By-Laws");

     (c) Certified resolutions of the sole Unitholder and the Trustees of the Fund approving the terms of this Agreement;

     (d) Custodian Agreement (including related fee schedule) dated March 28, 1988 between the Fund and State Street Bank and Trust Company (such Agreement, as presently in effect and as amended and/or superseded from time to time, is herein called the "Custodian Agreement");

     (e) Transfer Agency Agreement dated March 28, 1988 between the Fund and the Adviser (such Agreement, as presently in effect and as amended and/or superseded from time to time, is herein called the "Transfer Agency Agreement");

     (f) Prospectus and Statement of Additional Information of the Fund, each dated March 28, 1988 such Prospectus and Statement of Additional Information, as presently in effect and as amended, supplemented and/or superseded from time to time, are herein called the "Prospectus" and "Additional Statement", respectively);

     (g) Registration Statement of the Fund under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act on Form N-1A as filed with the Securities and Exchange Commission (the "Commission") on October 2, 1987, together with Pre-Effective No. 1 thereto as filed with the Commission on March 10, 1988 (such Registration Statement, as presently in effect and as amended from time to time, is herein called the "Registration Statement").

     The Fund agrees to promptly furnish the Adviser from time to time with copies of all amendments of or supplements to or otherwise current versions of any of the foregoing documents not heretofore furnished.

     3.   Duties of Adviser.
          -----------------
     (a) Subject to the general supervision of the Trustees of the Fund, the Adviser shall manage the investment operations of each of the Portfolios and the composition of each such Portfolio's assets, including the purchase, retention and disposition thereof. In this regard, the Adviser

          (i) shall provide supervision of the Portfolios' assets, furnish a continuous investment program for such Portfolios, determine from time to time what investments or securities will be purchased, retained or sold by the Portfolios, and what portion of the assets will be invested or held uninvested as cash;

          (ii) shall place orders pursuant to its determinations either directly with the issuer or with any broker and/or dealer who deals in the securities in which the Portfolio in question is active. In placing orders with brokers or dealers the Adviser shall attempt to obtain the best net price and the most favorable execution of its orders. When the execution and price offered by two or more brokers or dealers are comparable, the Adviser may, in its discretion, purchase and sell Portfolio securities to and from brokers or dealers who provide the Fund with brokerage or research services;

          (iii) may, on occasions when it deems the purchase or sale of a security to be in the best interests of a Portfolio as well as its other customers (including any other Portfolio or any other investment company or advisory account for which the Adviser acts as adviser), aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased in order to obtain the best net price and the most favorable execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to such Portfolio and to such other customers.

     (b) In addition, the Adviser shall, subject to the general supervision of the Trustees of the Fund, provide for the administration of all other affairs of the Fund. In this regard, the Adviser

          (i) giving due recognition to the fact that certain of such operations are performed by others pursuant to the Custodian Agreement (and the Transfer Agency Agreement to the extent that a person other than the Adviser is serving thereunder as the Fund's transfer agent), shall provide supervision of all aspects of the Fund's operations not referred to in paragraph 3(a) above;

          (ii) shall, to the extent not provided pursuant to the Custodian Agreement or the Transfer Agency Agreement, provide the Fund with personnel to perform such executive, administrative and clerical services as are reasonably necessary to provide effective administration of the Fund;

          (iii) shall, to the extent not provided pursuant to the Custodian Agreement or the Transfer Agency Agreement, arrange for (A) the preparation for the Fund of all required tax returns, (B) the preparation and submission of reports to existing Unitholders, and (C) the periodic updating of the Prospectus and Additional Statement and the preparation of reports filed with the Commission and other regulatory authorities;

          (iv) shall, to the extent not provided pursuant to the Custodian Agreement or the Transfer Agency Agreement, provide the Fund with adequate office space and all necessary office equipment and services including telephone service, heat, utilities, stationery supplies and similar items, in Chicago, Illinois.

     (c) The Adviser, in the performance of its duties hereunder

          (i) shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters wold use in the conduct of an enterprise of a like character and with like aims;

          (ii) shall act in conformity with the Trust Agreement, By-Laws, Prospectus, Additional Statement and Registration Statement and with the instructions and directions of the Trustees of the Fund, and will, subject to the standard set forth in paragraph 3(c)(i) above, comply with and conform to the requirements of the 1940 Act, the Investment Advisers Act of 1940 and all other applicable federal and state laws, regulations and rulings.

     (d) The Adviser shall render to the Trustees of the Fund such periodic and special reports as the Trustees may reasonably request.

     (e) The Adviser shall notify the Fund of any change in the membership of the Adviser within a reasonable time after such change.

     (f) The services of the Adviser hereunder are not deemed exclusive and the Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

     4.   Expenses.
          --------

     (a) During the term of this Agreement, the Adviser will pay all costs incurred by it in connection with the performance of its duties under paragraph 3 hereof, other than the cost (including taxes and brokerage commissions, if any) of securities purchased for each of the Portfolios, the cost of the preparations, submissions, updatings and filings referred to in paragraph 3(b)(iii) and, at the option of the Adviser [the exercise of which and the extent of such exercise being subject to prior approval by the Trustees of the Fund and by a majority of the Trustees of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party], telephone, personnel and other costs attributable to clerical, administrative, legal, accounting and other non-investment advisory services to the Fund.

     (b) If, in any fiscal year, the sum of a Portfolio's expenses (including the fee payable pursuant to paragraph 5 hereof, but excluding taxes, interest, brokerage commissions relating to the purchase or sale of Portfolio securities, and, where permitted, extraordinary expenses such as for litigation) exceeds the expense limitations applicable to such Portfolio imposed by state securities administrators, as such limitations may be lowered or raised from time to time, the Adviser shall reimburse such Portfolio in the amount of such excess to the extent required by such expense limitations.

     (c) In addition to the foregoing, the Adviser may from time to time at its option (but shall be under no obligation to) voluntarily assume or undertake to reimburse a Portfolio for all or a portion of its expenses not otherwise required to be borne or reimbursed by the Adviser. Any such voluntary assumption or undertaking may be discontinued or modified at any time by the Adviser.

     5.   Compensation.
          ------------

     (a) For the services provided and the expenses assumed by the Adviser pursuant to this Agreement, the Fund will pay to the Adviser as full compensation therefor a fee at an annual rate of .50 of 1% of each Portfolio's average net assets.

     (b) The foregoing fee will be computed based no net assets on each day and will be paid to the Adviser monthly.

     6.   Books and Records.  The Adviser shall maintain all of the Fund's
          -----------------
records (other than those maintained pursuant to the Custodian Agreement or the Transfer Agency Agreement). The Adviser agrees that all records which it maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any of such records upon the Fund's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by Rule 31a-1 of the Commission under the 1940 Act.

     7.   Indemnification.
          ---------------
     (a) The Fund hereby agrees to indemnify and hold harmless the Adviser, its officers, partners and employees and each person, if any, who controls the Adviser (collectively, the "Indemnified Parties") against any and all losses, claims, damages or liabilities, joint or several, to which any such Indemnified Party may become subject under the 1933 Act, the Securities Exchange Act of 1934 (as amended), the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon

          (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in (x) the Prospectus, Additional Statement or the Registration Statement, (y) any advertisement or sales literature authorized by the Fund for use in the offer and sale of Units of any Portfolio, or (z) any application or other document filed in connection with the qualification of the Fund or Units of any Portfolio under the Blue Sky or securities laws of any jurisdiction, except insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission either pertaining to a failure to disclose a breach of the Adviser's duties in connection with this Agreement, the Transfer Agency Agreement or the Distribution Agreement of even date herewith between the Fund and the Adviser (the "Distribution Agreement") or made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Adviser pertaining to or originating with the Adviser for use in connection with any document referred to in clauses (x), (y), or (z), or

          (ii) subject in each case to clause (i) above, the Adviser acting hereunder or under the Distribution Agreement;

and the Fund will reimburse each Indemnified Party for any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damages, liability or action.

     (b) If the indemnification provided for in paragraph 7(a) is available in accordance with the terms of such paragraph but is for any reason held by a court to be unavailable from the Fund, then the Fund shall contribute to the aggregate amount paid or payable by the Fund and the Indemnified Parties as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the Fund and such Indemnified Parties in connection with the operations of the Fund, (ii) the relative fault of the Fund and such Indemnified Parties, and (iii) any other relevant equitable considerations. The Fund and the Adviser agree that it would not be just and equitable if contribution pursuant to this subparagraph (b) were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (b). The aggregate amount paid or payable as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subparagraph (b) shall be deemed to include any legal or other expenses incurred by the Fund and the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (c) It is understood, however, that nothing in this paragraph 7 shall protect any Indemnified Party against, or entitle any Indemnified Party to indemnification against or contribution with respect to, any liability to the Fund or its Unitholders to which such Indemnified Party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties, under this Agreement or the Distribution Agreement, or otherwise to an extent or in a manner inconsistent with Section 17(i) of the 1940 Act.

     8.   Duration and Termination.  Insofar as the holders of Units
          ------------------------
representing the interests in the Current Portfolio are affected by this Agreement, it shall continue, unless sooner terminated as provided herein, until June 30, 1989, and, insofar as the holders of Units representing the interests in each of the other Portfolios are affected by this Agreement, it shall continue (assuming approval by the initial holder(s) of Units of such Portfolio) until June 30 of the year following the year in which the Portfolio becomes a Portfolio hereunder, and thereafter shall continue automatically for periods of one year so long as each such latter continuance is approved at least annually (a) by the vote of a majority of the Trustees of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Fund or by vote of a majority of the outstanding Units (as defined with respect to voting securities in the 1940
Act) representing the interests in such Portfolio; provided, however, that (y) the continuance of this Agreement insofar as the holders of Units representing the interests in the Current Portfolio are affected hereby until June 30, 1989 and the continuance of this Agreement insofar as the holders of Units representing the interests in each of the other Portfolios are affected hereby until June 30 of the year following the year in which such other Portfolio becomes a Portfolio hereunder is, in addition to the requirements set forth above, subject to the approval of this Agreement by a majority of the outstanding Units (as so defined) representing the interests in such Portfolio on or before the first anniversary of the date on which such Portfolio becomes a Portfolio hereunder, and (z) this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Fund or by vote of a majority of the outstanding Units (as so defined) representing the interests in each Portfolio affected thereby on 60 days' written notice to the Adviser, or by the Adviser at any time, without the payment of any penalty, on 60 days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

     9.   Status of Adviser as Independent Contractor.  The Adviser shall for
          -------------------------------------------
all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trustees of the Fund from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     10.  Amendment of Agreement.  This Agreement may be amended by mutual
          ----------------------
consent, but the consent of the Fund must be approved (a) by vote of a majority of those Trustees of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding Units (as defined with respect to voting securities in the 1940 Act) representing the interests in each Portfolio affected by such amendment.

     11.  Unitholder Liability.  This Agreement is executed by or on behalf of
          --------------------
the Fund and the obligations hereunder are not binding upon any of the Trustees, officers or Unitholders of the Fund individually but are binding only upon the Fund and its assets and property.

     12.  Miscellaneous.  The captions in this Agreement are included for
          -------------
convenience of reference only and in no way define or delimit any of the provision hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and (except as to paragraph 11 hereof which shall be construed in accordance with the laws of The Commonwealth of Massachusetts) the laws of the State of Illinois and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, subject to paragraph 8 hereof. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

ATTEST:                             INSTITUTIONAL SECURITIZED ASSETS


       Judith Belash             By     Paul Nagel, Jr.
  ----------------------------      --------------------------------
                                    Chairman of the Trustees


ATTEST:                             GOLDMAN, SACHS & CO.


       Judith Belash             By     Robert C. Fried
  ----------------------------      --------------------------------
                                    General Partner